Exhibit 99.1

Filed by Monroe Bancorp
Pursuant to Rule 425 under the Securities Act of 1933 and
deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934

Subject Company:  Monroe Bancorp
Commission File No. 0-31951

Old National Bancorp to Acquire Monroe Bancorp

Contacts:
Old National:	Financial Community: Lynell J. Walton – (812) 464-1366
Media Relations: Kathy A. Schoettlin – (812) 465-7269/ (812) 319-2711
Monroe Bancorp: Mark Bradford, President & CEO: (812) 331-3455

EVANSVILLE & BLOOMINGTON, Ind. (October 6, 2010) Old National Bancorp (NYSE: ONB) and Monroe Bancorp (NASDAQ: MROE) of Bloomington, Indiana, jointly announced today the execution of a definitive agreement under which Old National Bank will acquire Monroe Bancorp through a merger.

Monroe Bancorp is an Indiana bank holding company whose wholly owned subsidiary, Monroe Bank, is the largest bank headquartered in Bloomington with nearly $850 million in assets. Monroe Bank was established in Bloomington in 1892 and currently has 15 banking centers in central and south central Indiana.

Founded in Evansville in 1834, with $7.7 billion in assets and 165 branches, Old National is the largest financial services holding company headquartered in Indiana. This acquisition will strengthen Old National’s position as the third largest branch network in Indiana. Old National also has branches in southern Illinois and western Kentucky.

“This is an exciting day and a tremendous partnership opportunity for Old National,” commented Old National Bancorp President & CEO Bob Jones. “Monroe Bank is a true community bank and a leader in the Bloomington market with a focus on basic banking and a legacy of outstanding client service and passionate community involvement. This partnership will enable Monroe Bank’s loyal client base to continue to do business with a community-focused, Indiana-based financial institution with a similar culture and vision.”

Mark Bradford, Monroe Bancorp/Monroe Bank President & CEO, added: “Monroe Bank is proud to partner with a like-minded, Indiana-based financial institution that will enable our clients and associates to continue a very successful community-banking model.  With 176 years of service to Hoosier families and businesses and an existing presence in Bloomington and several of our other markets, Old National is the ideal partner for us at this pivotal time.”

The merger agreement was approved by the boards of both companies.  Under the terms of the merger agreement, shareholders of Monroe Bancorp common stock will receive 1.275 shares of Old National Bancorp common stock for each share of Monroe Bancorp common stock held by them.  Based upon yesterday’s closing price of $10.47 per share of Old National Bancorp common stock, the transaction is valued at approximately $83.5 million.    The transaction value will likely change due to fluctuations in the price of Old National common stock.  The exchange ratio will adjust if the price of Old National common stock (calculated near the closing time) exceeds $10.98 per share.  In such event, the Monroe shareholders will receive $14.00 of Old National common stock for each share of Monroe common stock held by them.  The exchange ratio is subject to other adjustments under certain circumstances if loan delinquencies at Monroe exceed specified amounts or if the Consolidated Shareholders’ Equity of Monroe as adjusted is below the amount as of June 30, 2010.

The transaction is expected to close by the end of this year, or early in the first quarter of 2011, and is subject to approval by federal and state regulatory authorities and Monroe Bancorp’s shareholders and the satisfaction of the closing conditions provided in the merger agreement.  The merger agreement also provides that Monroe Bank, the bank subsidiary of Monroe Bancorp, will be merged into Old National Bank, the bank subsidiary of Old National Bancorp, at a future date, which is as yet undetermined.

Old National was advised by Sandler O’Neill + Partners, L.P., as well as the law firm of Krieg DeVault LLP.  Monroe was advised by the investment banking firm of Howe Barnes Hoefer & Arnett, Inc., and the law firm of Barnes and Thornburg LLP.

About Old National

Old National Bancorp, which celebrated its 175th anniversary in 2009, is the largest financial services holding company headquartered in Indiana and, with $7.7 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns one of the largest independent insurance agencies headquartered in Indiana, offering complete personal and commercial insurance solutions. For more information and financial data, please visit the Investor Relations section of the company’s website at oldnational.com.

About Monroe Bancorp

Monroe Bancorp, headquartered in Bloomington, Indiana, is an Indiana bank holding company with Monroe Bank as its wholly owned subsidiary. Monroe Bank was established in Bloomington in 1892, and offers a full range of financial, trust and investment services through its locations in central and south central Indiana. The company’s common stock is traded on the NASDAQ® Global Stock Market under the symbol MROE.

Additional Information for Shareholders

In connection with the proposed merger, Old National Bancorp will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of Monroe Bancorp and a Prospectus of Old National, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Old National and Monroe, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Old National at www.oldnational.com under the tab“Investor Relations” and then under the heading “Financial Information” or from Monroe by accessing Monroe’s website at www.monroebank.com under the tab “Shareholder Relations” and then under the heading “Financial Reports.”

Old National and Monroe and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Monroe in connection with the proposed merger. Information about the directors and executive officers of Old National is set forth in the proxy statement for Old National’s 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 19, 2010. Information about the directors and executive officers of Monroe is set forth in the proxy statement for Monroe’s 2010 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 29, 2010. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Conference Call

Old National will hold a conference call at 2:00 p.m. Eastern on Wednesday, October 6, 2010, to discuss the pending acquisition of Monroe Bancorp.  The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at www.oldnational.com and will be archived there for 12 months.  A replay of the call will also be available from 11:00 a.m. Eastern on October 7 through October 20.  To access the replay, dial 1-800-642-1687, conference code 15779212.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, descriptions of Old National’s and Monroe’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger.  Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning.  These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.  Factors that might cause such a difference include, but are not limited to; expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with Old National's and Monroe’s businesses, competition, government legislation and policies, ability of Old National and Monroe to execute its business plan, including acquisition plans, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of either Old National’s or Monroe’s internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in each Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date of this press release, and neither Old National nor Monroe undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

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